Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS
     · Student Loan Originations Exceed $24 Billion in 2008
     · Federal Student Loan Originations Grow 25 Percent in Quarter
     · Private Student Loan Provision Increases
RESTON, Va., Jan. 21, 2009 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported fourth-quarter and full-year 2008 results that reflect significant growth in federal student loan originations and increased provisions for private loan losses.
     “In the midst of this historic financial environment for consumers and businesses, the federal government’s liquidity solutions continue to allow us to deliver — at a net savings to taxpayers — access to federal loans for every student who seeks one,” said Albert L. Lord, chief executive officer. “Thanks to timely action by Congress and the Departments of Education and Treasury, we increased our federal student loan originations in 2008 and continued our mission to help students and families pay for college.”
     Core earnings net income was $65 million, or $.08 diluted earnings per share, in the 2008 fourth quarter. The company provided $348 million for managed private loan losses in the fourth quarter 2008, reducing the current quarter’s earnings per diluted share $.20 from the prior quarter and bringing the full-year 2008 managed private loan provision to $874 million. Also, the commercial paper/LIBOR spread, which was wider during the quarter than the historical average, reduced earnings per diluted share by $.06 in the 2008 fourth quarter compared to the prior quarter.
     For the full-year 2008, core earnings net income was $526 million, or $.89 diluted earnings per share. This includes the after-tax effects of restructuring-related expenses of $57 million ($.12 diluted loss per share), purchased-paper business losses of $199 million ($.43 diluted loss per share), and a reduction of premium expense on student loans as a result of loan prepayment assumption changes of $22 million ($.05 diluted earnings per share).

     Excluding restructuring-related expenses, fourth-quarter 2008 core earnings operating expenses were $270 million, a 26-percent decrease from the year-ago period, exceeding the company’s 20 percent cost reduction target. For the full-year 2008, core earnings operating expenses were $1.26 billion.
     The company originated $4.8 billion in student loans in the 2008 fourth quarter and $24.2 billion in the full-year 2008. Federal student loan originations were $3.9 billion in the fourth-quarter 2008, a 25-percent increase from the year-ago quarter, and $17.9 billion in the full-year 2008.
     Private student loan delinquencies increased during the fourth-quarter 2008, with 2.6 percent of traditional managed private student loans in repayment more than 90-days delinquent at Dec. 31, 2008, compared to 2.3 percent at Sept. 30, 2008.
     For 2009, the company will continue to make student loans available. Funding for this lending will come from an unlimited ability to fund federal student loans under various liquidity programs implemented by the federal government and a secure source of funding for private student loans through term bank deposits.
     Core earnings net interest income was $553 million in the 2008 fourth quarter. In 2008, core earnings net interest income was $2.4 billion.
     Core earnings other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $200 million in the fourth-quarter 2008. In 2008, core earnings other income was $778 million.
     In addition to presenting certain core earnings performance measures, Sallie Mae reports financial results on a GAAP basis. The company’s management, equity investors, credit rating agencies and debt capital providers use core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Fourth Quarter 2008 Supplemental Earnings Disclosure.
     Sallie Mae reported a fourth-quarter 2008 GAAP net loss of $216 million, or $.52 diluted loss per share. These fourth-quarter 2008 results include the net impact of a $439 million unrealized, mark-to-market, pre-tax loss on certain derivative contracts that are recognized in GAAP, but not in core earnings, results.
     In 2008, GAAP net loss was $213 million, including the net impact of a $552 million unrealized, mark-to-market, pre-tax loss on certain derivative contracts that are recognized in GAAP, but not in core earnings, results.
***
     The company will host an earnings conference call tomorrow, Jan. 22 at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, Jan. 22, 2009, starting at 7:45 a.m. EST: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 79327982. The conference call will be replayed continuously beginning at 11 a.m. EST on Thursday, Jan. 22, 2009, and concluding at midnight on Feb. 5, 2009. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 79327982. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, general economic conditions, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Fourth Quarter 2008. All information in this release is as of January 21, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $180 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $17.5 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 10 million members and more than $450 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

SLM CORPORATION

Supplemental Earnings Disclosure

December 31, 2008

(In millions, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss)	$(216)	$(159)	$(1,635)	$(213)	$(896)
Diluted earnings (loss) per common share	$(.52)	$(.40)	$(3.98)	$(.69)	$(2.26)
Return on assets	(.56)%	(.43)%	(4.60)%	(.14)%	(.71)%
“Core Earnings” Basis(1)
“Core Earnings” net income (loss)	$65	$117	$(139)	$526	$560
“Core Earnings” diluted earnings (loss) per common share	$.08	$.19	$(.36)	$.89	$1.23
“Core Earnings” return on assets	.14%	.25%	(.30)%	.28%	.33%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$144,826	$138,606	$121,685	$136,658	$111,719
Average off-balance sheet student loans	36,164	36,864	40,084	37,586	42,411

Average Managed student loans	$180,990	$175,470	$161,769	$174,244	$154,130

Ending on-balance sheet student loans, net	$144,802	$141,328	$124,153
Ending off-balance sheet student loans, net	35,591	36,362	39,423

Ending Managed student loans, net	$180,393	$177,690	$163,576

Ending Managed FFELP Stafford and Other Student Loans, net	$59,619	$56,608	$45,198
Ending Managed FFELP Consolidation Loans, net	87,275	88,282	90,050
Ending Managed Private Education Loans, net	33,499	32,800	28,328

Ending Managed student loans, net	$180,393	$177,690	$163,576

(1)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,	September 30,	December 31,
	2008	2008	2007
	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $90,906; $75,290; and $47,518, respectively)	$44,025,361	$44,827,445	$35,726,062
FFELP Stafford Loans Held-for-Sale	8,450,976	4,097,493	—
FFELP Consolidation Loans (net of allowance for losses of $46,637; $47,965; and $41,211, respectively)	71,743,435	72,565,628	73,609,187
Private Education Loans (net of allowance for losses of $1,085,680; $1,012,838; and $885,931, respectively)	20,582,298	19,837,425	14,817,725
Other loans (net of allowance for losses of $58,395; $53,189; and $43,558, respectively)	729,380	769,923	1,173,666
Cash and investments	5,111,407	5,013,583	10,546,411
Restricted cash and investments	3,535,286	3,897,417	4,600,106
Retained Interest in off-balance sheet securitized loans	2,200,298	2,323,419	3,044,038
Goodwill and acquired intangible assets, net	1,249,219	1,259,541	1,300,689
Other assets	11,140,777	10,399,220	10,747,107

Total assets	$168,768,437	$164,991,094	$155,564,991

Liabilities
ED Participation Program facility	$7,364,969	$3,554,618	$—
Term bank deposits	1,147,825	744,086	254,029
Other short-term borrowings	33,420,249	33,968,849	35,693,378

Total short-term borrowings	41,933,043	38,267,553	35,947,407
Long-term borrowings	118,224,794	118,069,878	111,098,144
Other liabilities	3,604,260	3,297,998	3,284,545

Total liabilities	163,762,097	159,635,429	150,330,096

Commitments and contingencies
Minority interest in subsidiaries	7,270	8,541	11,360
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,150; and 1,000 shares, respectively, issued at liquidation preference of $1,000 per share	1,149,770	1,149,770	1,000,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 534,411; 534,420; and 532,493 shares, respectively, issued	106,883	106,884	106,499
Additional paid-in capital	4,684,112	4,665,614	4,590,174
Accumulated other comprehensive income (loss), net of tax	(76,476)	46,687	236,364
Retained earnings	426,175	669,509	557,204

Stockholders’ equity before treasury stock	6,855,464	7,203,464	7,055,241
Common stock held in treasury: 66,958; 66,952; and 65,951 shares, respectively	1,856,394	1,856,340	1,831,706

Total stockholders’ equity	4,999,070	5,347,124	5,223,535

Total liabilities and stockholders’ equity	$168,768,437	$164,991,094	$155,564,991

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$516,204	$516,116	$553,313	$1,994,394	$2,060,993
FFELP Consolidation Loans	741,806	830,566	1,095,565	3,178,692	4,343,138
Private Education Loans	439,137	445,572	395,962	1,737,554	1,456,471
Other loans	18,161	19,874	25,427	82,734	105,843
Cash and investments	24,773	57,154	240,846	276,264	707,577

Total interest income	1,740,081	1,869,282	2,311,113	7,269,638	8,674,022
Total interest expense	1,529,522	1,394,533	1,976,642	5,905,418	7,085,772

Net interest income	210,559	474,749	334,471	1,364,220	1,588,250
Less: provisions for loan losses	252,415	186,909	574,178	719,650	1,015,308

Net interest income (loss) after provisions for loan losses	(41,856)	287,840	(239,707)	644,570	572,942

Other income (loss):
Gains on student loan securitizations	—	—	—	—	367,300
Servicing and securitization revenue	87,557	64,990	23,289	261,819	437,097
Losses on sales of loans and securities, net	(64,007)	(43,899)	(28,441)	(186,155)	(95,492)
Gains (losses) on derivative and hedging activities, net	(292,903)	(241,757)	(1,337,703)	(445,413)	(1,360,584)
Contingency fee revenue	81,626	89,418	91,872	340,140	335,737
Collections revenue (loss)	23,050	(170,692)	76,105	(64,038)	271,547
Guarantor servicing fees	26,199	36,848	40,980	121,363	156,429
Other	96,719	93,096	92,954	392,076	385,075

Total other income (loss)	(41,759)	(171,996)	(1,040,944)	419,792	497,109
Expenses:
Restructuring expenses	5,849	10,508	22,505	83,775	22,505
Operating expenses	280,367	367,152	418,469	1,356,855	1,529,342

Total expenses	286,216	377,660	440,974	1,440,630	1,551,847

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(369,831)	(261,816)	(1,721,625)	(376,268)	(481,796)
Income tax expense (benefit)	(154,341)	(103,819)	(86,904)	(167,574)	412,283

Income (loss) before minority interest in net earnings of subsidiaries	(215,490)	(157,997)	(1,634,721)	(208,694)	(894,079)
Minority interest in net earnings of subsidiaries	527	544	537	3,932	2,315

Net income (loss)	(216,017)	(158,541)	(1,635,258)	(212,626)	(896,394)
Preferred stock dividends	27,316	27,474	9,622	111,206	37,145

Net income (loss) attributable to common stock	$(243,333)	$(186,015)	$(1,644,880)	$(323,832)	$(933,539)

Basic earnings (loss) per common share	$(.52)	$(.40)	$(3.98)	$(.69)	$(2.26)

Average common shares outstanding	466,692	466,646	413,049	466,642	412,233

Diluted earnings (loss) per common share	$(.52)	$(.40)	$(3.98)	$(.69)	$(2.26)

Average common and common equivalent shares outstanding	466,692	466,646	413,049	466,642	412,233

Dividends per common share	$—	$—	$—	$—	$.25

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$586,206	$—	$—	$586,206	$(70,002)	$516,204
FFELP Consolidation Loans	856,267	—	—	856,267	(114,461)	741,806
Private Education Loans	659,057	—	—	659,057	(219,920)	439,137
Other loans	18,161	—	—	18,161	—	18,161
Cash and investments	20,606	—	7,032	27,638	(2,865)	24,773

Total interest income	2,140,297	—	7,032	2,147,329	(407,248)	1,740,081
Total interest expense	1,584,442	5,628	4,296	1,594,366	(64,844)	1,529,522

Net interest income (loss)	555,855	(5,628)	2,736	552,963	(342,404)	210,559
Less: provisions for loan losses	392,211	—	—	392,211	(139,796)	252,415

Net interest income (loss) after provisions for loan losses	163,644	(5,628)	2,736	160,752	(202,608)	(41,856)
Contingency fee revenue	—	81,626	—	81,626	—	81,626
Collections revenue	—	21,829	—	21,829	1,221	23,050
Guarantor servicing fees	—	—	26,199	26,199	—	26,199
Other income (loss)	18,563	—	52,042	70,605	(243,239)	(172,634)

Total other income (loss)	18,563	103,455	78,241	200,259	(242,018)	(41,759)
Restructuring expenses	2,881	1,771	1,197	5,849	—	5,849
Operating expenses	128,898	75,931	64,845	269,674	10,693	280,367

Total expenses	131,779	77,702	66,042	275,523	10,693	286,216

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	50,428	20,125	14,935	85,488	(455,319)	(369,831)
Income tax expense (benefit)(1)	5,208	9,610	5,131	19,949	(174,290)	(154,341)
Minority interest in net earnings of subsidiaries	—	527	—	527	—	527

Net income (loss)	$45,220	$9,988	$9,804	$65,012	$(281,029)	$(216,017)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$611,786	$—	$—	$611,786	$(95,670)	$516,116
FFELP Consolidation Loans	995,102	—	—	995,102	(164,536)	830,566
Private Education Loans	678,293	—	—	678,293	(232,721)	445,572
Other loans	19,874	—	—	19,874	—	19,874
Cash and investments	61,731	—	6,829	68,560	(11,406)	57,154

Total interest income	2,366,786	—	6,829	2,373,615	(504,333)	1,869,282
Total interest expense	1,651,071	5,984	4,472	1,661,527	(266,994)	1,394,533

Net interest income (loss)	715,715	(5,984)	2,357	712,088	(237,339)	474,749
Less: provisions for loan losses	263,019	—	—	263,019	(76,110)	186,909

Net interest income (loss) after provisions for loan losses	452,696	(5,984)	2,357	449,069	(161,229)	287,840
Contingency fee revenue	—	89,418	—	89,418	—	89,418
Collections revenue (loss)	—	(168,689)	—	(168,689)	(2,003)	(170,692)
Guarantor servicing fees	—	—	36,848	36,848	—	36,848
Other income (loss)	55,315	—	50,661	105,976	(233,546)	(127,570)

Total other income (loss)	55,315	(79,271)	87,509	63,553	(235,549)	(171,996)
Restructuring expenses	(236)	4,177	6,567	10,508	—	10,508
Operating expenses	141,797	105,748	69,161	316,706	50,446	367,152

Total expenses	141,561	109,925	75,728	327,214	50,446	377,660

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	366,450	(195,180)	14,138	185,408	(447,224)	(261,816)
Income tax expense (benefit)(1)	134,440	(71,756)	5,198	67,882	(171,701)	(103,819)
Minority interest in net earnings of subsidiaries	—	544	—	544	—	544

Net income (loss)	$232,010	$(123,968)	$8,940	$116,982	$(275,523)	$(158,541)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2007
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$705,051	$—	$—	$705,051	$(151,738)	$553,313
FFELP Consolidation Loans	1,354,573	—	—	1,354,573	(259,008)	1,095,565
Private Education Loans	731,217	—	—	731,217	(335,255)	395,962
Other loans	25,427	—	—	25,427	—	25,427
Cash and investments	272,875	—	5,837	278,712	(37,866)	240,846

Total interest income	3,089,143	—	5,837	3,094,980	(783,867)	2,311,113
Total interest expense	2,471,613	6,592	5,165	2,483,370	(506,728)	1,976,642

Net interest income (loss)	617,530	(6,592)	672	611,610	(277,139)	334,471
Less: provisions for loan losses	749,460	—	1	749,461	(175,283)	574,178

Net interest income (loss) after provisions for loan losses	(131,930)	(6,592)	671	(137,851)	(101,856)	(239,707)
Contingency fee revenue	—	91,872	—	91,872	—	91,872
Collections revenue	—	73,916	—	73,916	2,189	76,105
Guarantor servicing fees	—	—	40,980	40,980	—	40,980
Other income	44,189	—	55,354	99,543	(1,349,444)	(1,249,901)

Total other income (loss)	44,189	165,788	96,334	306,311	(1,347,255)	(1,040,944)
Restructuring expenses	19,006	1,774	1,725	22,505	—	22,505
Operating expenses	172,434	104,048	88,572	365,054	53,415	418,469

Total expenses	191,440	105,822	90,297	387,559	53,415	440,974

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(279,181)	53,374	6,708	(219,099)	(1,502,526)	(1,721,625)
Income tax expense (benefit)(1)	(103,297)	19,749	2,481	(81,067)	(5,837)	(86,904)
Minority interest in net earnings of subsidiaries	—	537	—	537	—	537

Net income (loss)	$(175,884)	$33,088	$4,227	$(138,569)	$(1,496,689)	$(1,635,258)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Year ended December 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,216,396	$—	$—	$2,216,396	$(222,002)	$1,994,394
FFELP Consolidation Loans	3,747,524	—	—	3,747,524	(568,832)	3,178,692
Private Education Loans	2,752,123	—	—	2,752,123	(1,014,569)	1,737,554
Other loans	82,734	—	—	82,734	—	82,734
Cash and investments	304,684	—	25,030	329,714	(53,450)	276,264

Total interest income	9,103,461	—	25,030	9,128,491	(1,858,853)	7,269,638
Total interest expense	6,664,856	25,385	19,044	6,709,285	(803,867)	5,905,418

Net interest income (loss)	2,438,605	(25,385)	5,986	2,419,206	(1,054,986)	1,364,220
Less: provisions for loan losses	1,028,732	—	—	1,028,732	(309,082)	719,650

Net interest income (loss) after provisions for loan losses	1,409,873	(25,385)	5,986	1,390,474	(745,904)	644,570
Contingency fee revenue	—	340,140	—	340,140	—	340,140
Collections revenue (loss)	—	(62,982)	—	(62,982)	(1,056)	(64,038)
Guarantor servicing fees	—	—	121,363	121,363	—	121,363
Other income (loss)	180,121	—	198,931	379,052	(356,725)	22,327

Total other income (loss)	180,121	277,158	320,294	777,573	(357,781)	419,792
Restructuring expenses	49,142	11,556	23,077	83,775	—	83,775
Operating expenses	588,836	398,161	277,532	1,264,529	92,326	1,356,855

Total expenses	637,978	409,717	300,609	1,348,304	92,326	1,440,630

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	952,016	(157,944)	25,671	819,743	(1,196,011)	(376,268)
Income tax expense (benefit)(1)	336,632	(55,848)	9,077	289,861	(457,435)	(167,574)
Minority interest in net earnings of subsidiaries	—	3,932	—	3,932	—	3,932

Net income (loss)	$615,384	$(106,028)	$16,594	$525,950	$(738,576)	$(212,626)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Year ended December 31, 2007
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,848,283	$—	$—	$2,848,283	$(787,290)	$2,060,993
FFELP Consolidation Loans	5,521,931	—	—	5,521,931	(1,178,793)	4,343,138
Private Education Loans	2,834,595	—	—	2,834,595	(1,378,124)	1,456,471
Other loans	105,843	—	—	105,843	—	105,843
Cash and investments	867,659	—	21,208	888,867	(181,290)	707,577

Total interest income	12,178,311	—	21,208	12,199,519	(3,525,497)	8,674,022
Total interest expense	9,597,099	26,523	21,440	9,645,062	(2,559,290)	7,085,772

Net interest income (loss)	2,581,212	(26,523)	(232)	2,554,457	(966,207)	1,588,250
Less: provisions for loan losses	1,393,962	—	607	1,394,569	(379,261)	1,015,308

Net interest income (loss) after provisions for loan losses	1,187,250	(26,523)	(839)	1,159,888	(586,946)	572,942
Contingency fee income	—	335,737	—	335,737	—	335,737
Collections revenue	—	269,184	—	269,184	2,363	271,547
Guarantor servicing fees	—	—	156,429	156,429	—	156,429
Other income	193,810	—	217,655	411,465	(678,069)	(266,604)

Total other income (loss)	193,810	604,921	374,084	1,172,815	(675,706)	497,109
Restructuring expenses	19,006	1,774	1,725	22,505	—	22,505
Operating expenses	689,502	388,228	339,391	1,417,121	112,221	1,529,342

Total expenses	708,508	390,002	341,116	1,439,626	112,221	1,551,847

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	672,552	188,396	32,129	893,077	(1,374,873)	(481,796)
Income tax expense(1)	248,844	69,707	11,887	330,438	81,845	412,283
Minority interest in net earnings of subsidiaries	—	2,315	—	2,315	—	2,315

Net income (loss)	$423,708	$116,374	$20,242	$560,324	$(1,456,718)	$(896,394)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(loss)(A)	$65,012	$116,982	$(138,569)	$525,950	$560,324
“Core Earnings” adjustments:
Net impact of securitization accounting	31,583	(148,121)	(2,547)	(442,190)	246,817
Net impact of derivative accounting	(441,631)	(205,991)	(1,396,683)	(560,381)	(1,340,792)
Net impact of Floor Income	(34,949)	(42,721)	(49,844)	(102,056)	(168,501)
Net impact of acquired intangibles	(10,322)	(50,391)	(53,452)	(91,384)	(112,397)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	(455,319)	(447,224)	(1,502,526)	(1,196,011)	(1,374,873)
Net tax effect(B)	174,290	171,701	5,837	457,435	(81,845)

Total “Core Earnings” adjustments	(281,029)	(275,523)	(1,496,689)	(738,576)	(1,456,718)

GAAP net income (loss)	$(216,017)	$(158,541)	$(1,635,258)	$(212,626)	$(896,394)

GAAP diluted earnings (loss) per common share	$(.52)	$(.40)	$(3.98)	$(.69)	$(2.26)

(A) “Core Earnings” diluted earnings per common share	$.08	$.19	$(.36)	$.89	$1.23

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate. For the quarter and year ended December 31, 2007, the “Core Earnings” effective tax rate is different than GAAP primarily from the exclusion of the permanent income tax impact of the equity forward contracts. The Company settled all of its equity forward contracts in January 2008.

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed loan portfolio, a limitation of this presentation is that we present the ongoing spread income on loans that have been sold to a trust we manage. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans, tracking results, and establishing corporate performance targets. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment, and occurred in our Corporate and Other reportable segment related to equity forward contracts for the year-ago quarters. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked to market through earnings. The Company settled all of its equity forward contracts in January 2008.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, are marked to market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.